EXHIBIT 10.T


                             DONALDSON COMPANY, INC.
                         DEFERRED STOCK OPTION GAIN PLAN
                               (1999 RESTATEMENT)


              As Amended and Restated Effective as of July 30, 1999

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                             DONALDSON COMPANY, INC.
                         DEFERRED STOCK OPTION GAIN PLAN
                               (1999 RESTATEMENT)


                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.   ESTABLISHMENT AND PURPOSE.........................................1
             1.1.   Establishment
             1.2.   Purpose

SECTION 2.   DEFINITIONS.......................................................2
             2.1.   Account
             2.2.   Affiliate
             2.3.   Beneficiary
             2.4.   Board
             2.5.   Change of Control
                    2.5.1.   Affiliate
                    2.5.2.   Beneficial Owner
                    2.5.3.   Exchange Act
                    2.5.4    Person
             2.6.   Committee
             2.7.   Common Stock
             2.8.   Company
             2.9.   Deferral Election
             2.10.  Deferred Stock Units
             2.11.  Disability, Disabled
             2.12.  Effective Date
             2.13.  Eligible Employee
             2.14.  Exercise Date
             2.15.  Participant
             2.16.  Plan
             2.17.  Plan Year
             2.18.  Termination of Employment
             2.19.  Vested

SECTION 3.   ELIGIBILITY AND PARTICIPATION.....................................6
             3.1.   Eligibility
             3.2.   Commencement of Participation
             3.3.   Termination of Participation
             3.4.   Overriding Exclusion


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SECTION 4.   DEFERRED STOCK UNIT AMOUNTS.......................................7
             4.1.   Deferral Elections
             4.2.   Deferred Stock Units
             4.3.   Discretionary Credits
             4.4.   Dividend Credits
             4.5.   Vesting

SECTION 5.   TIME AND MANNER OF PAYMENTS.......................................9
             5.1.   Time of Payment
             5.2.   Manner of Payment
             5.3.   Changes in Time and Manner of Payment
             5.4.   Change in Control Distributions
             5.5.   Acceleration of Payments
                    5.5.1.   When Available
                    5.5.2.   Forfeiture
             5.6.   Death Benefit
             5.7.   Beneficiary Designation

SECTION 6.   DEFERRED STOCK UNIT ACCOUNTS.....................................11
             6.1.   Participant Accounts
             6.2.   Charges Against Accounts

SECTION 7.   FUNDING..........................................................12
             7.1.   Funding
             7.2.   Corporate Obligation

SECTION 8.   ADMINISTRATION...................................................13
             8.1.   Authority
             8.2.   Liability
             8.3.   Procedures
             8.4.   Claim for Benefits
             8.5.   Claims Procedure
                    8.5.1.   Original Claim
                    8.5.2.   Claims Review Procedure
                    8.5.3.   General Rules
             8.6.   Payments upon Imposition of Federal or State Taxes
             8.7.   Legal Fees
             8.8.   Errors in Computations

SECTION 9.   MISCELLANEOUS....................................................16
             9.1.   Not an Employment Contract
             9.2.   Nontransferability


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             9.3.   Tax Withholding
             9.4.   Expenses
             9.5.   Governing Law
             9.6.   Amendment and Termination
             9.7.   Rules of Interpretation


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                             DONALDSON COMPANY, INC.
                         DEFERRED STOCK OPTION GAIN PLAN
                               (1999 RESTATEMENT)


                                    SECTION 1

                            ESTABLISHMENT AND PURPOSE

1.1. ESTABLISHMENT. Effective as of July 30, 1999, Donaldson Company, Inc. hereby amends and restates its nonqualified elective deferral plan for a select group of highly compensated employees known as the "DONALDSON COMPANY, INC. DEFERRED STOCK OPTION GAIN PLAN."

1.2. PURPOSE. The purposes of this Plan are to allow a select group of management and highly compensated employees of the Company to defer the receipt of income that would otherwise be subject to income tax upon exercise of stock options granted by the Company and to attract and retain certain executive employees of outstanding competence.

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                                    SECTION 2

                                   DEFINITIONS

The following words and phrases shall have the following meanings, unless a different meaning is plainly required by the context. Any masculine terminology used in the Plan shall also include the feminine gender and the definition of any terms in the singular shall also include the plural.

2.1. ACCOUNT -- the deferred compensation account established under this Plan for a Participant pursuant to Section 6.1.

2.2. AFFILIATE -- a business entity which is under "common control" with the Company or which is a member of an "affiliated service group" that includes the Company, as those terms are defined in section 414(b), (c) and (m) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to said required treatment, the Committee may, in its discretion, designate as an Affiliate any business entity which is not such a "common control" or "affiliated service group" business entity but which is otherwise affiliated with the Company, subject to such limitations as the Committee may impose.

2.3. BENEFICIARY -- any person or entity validly designated by the Participant in accordance with Section 5 to receive the benefits, if any, payable from the Participant's Account after the Participant's death. Designated persons or entities shall not be considered Beneficiaries until the death of the Participant.

2.4. BOARD -- the Board of Directors of the Company.

2.5. CHANGE OF CONTROL -- a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

         (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

         (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was


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                  approved or recommended by a vote of at least two-thirds (2/3)
                  of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

         (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

         (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Solely for purposes of this Section 2.5, the following words and phrases shall have the following meanings:

         2.5.1. AFFILIATE -- an "affiliate" within the meaning of Rule 12b-2 promulgated under Section 12 of the Exchange Act.


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         2.5.2. BENEFICIAL OWNER -- a "beneficial owner" within the meaning of
Rule 13d-3 under the Exchange Act.

         2.5.3. EXCHANGE ACT -- the Securities Exchange Act of 1934, as amended from time to time.

         2.5.4 PERSON -- a "person" within the meaning of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.6. COMMITTEE -- the Human Resources Committee of the Board of Directors of the Company.

2.7. COMMON STOCK -- the common stock of the Company.

2.8. COMPANY -- Donaldson Company, Inc. and, except in determining under Section
2.5 hereof whether or not any Change in Control has occurred, shall include any successor by merger, purchase or otherwise.

2.9. DEFERRAL ELECTION -- an election to defer the receipt of gain on an option to buy Common Stock made by an Eligible Employee in accordance with Section 4.1.

2.10. DEFERRED STOCK UNITS -- the units credited to a Participant's Account pursuant to Section 4.2.

2.11. DISABILITY, DISABLED -- a physical or mental impairment which constitutes total and permanent disability and during which the Eligible Employee is not receiving any payments of an Early Retirement Pension or a Vested Benefit under the Pension Plan, and the Eligible Employee either:

         (a) is eligible to receive long-term disability benefits under the Company's separate long-term disability insurance plan (which program shall be administered on a uniform and nondiscriminatory basis); if such separate long-term disability coverage is elected by the Eligible Employee, or

         (b) is eligible to receive and is actually receiving (after the applicable waiting period) benefits under the federal Social Security Act as in effect at the time of the Disability.


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2.12. EFFECTIVE DATE -- July 25, 1997. The amended and restated Plan document as set forth herein is effective as of July 30, 1999.

2.13. ELIGIBLE EMPLOYEE -- an officer of the Company who is selected by the Committee as provided in Section 3.

2.14. EXERCISE DATE -- the date on which an Eligible Employee exercises an option to purchase Common Stock that is subject to a Deferral Election; provided however, that such date shall not be deemed to occur prior to the date on which the Participant tenders mature shares of Common Stock in payment of the option exercise price, by attestation to the ownership of shares. For the purpose of this Plan, shares of Common Stock shall be considered mature if they have been held by the Participant for at least six months and have not been used to pay the exercise price for another stock option exercise during the six months prior to their tender.

2.15. PARTICIPANT -- an Eligible Employee or a former Eligible Employee of the Company or its Affiliates who has any amount credited to his Account in this Plan.

2.16. PLAN -- the Donaldson Company, Inc. Stock Option Gain Deferral Plan as set forth herein, and as the same may be amended from time to time.

2.17. PLAN YEAR -- the twelve (12) consecutive month period ending on any July
31.

2.18. TERMINATION OF EMPLOYMENT -- the complete severance of an employee's employment relationship with the Company and all Affiliates, if any, for any reason other than the employee's death or Disability.

2.19. VESTED -- nonforfeitable.


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                                    SECTION 3

                          ELIGIBILITY AND PARTICIPATION

3.1. ELIGIBILITY. Any officer of the Company who is affirmatively selected by the Committee shall be an Eligible Employee and may actively participate under the Plan until the earlier of the officer's Termination of Employment or transfer to a non-officer position with the Company or its Affiliates. The Committee may rescind an officer's selection as an Eligible Employee and discontinue an officer's active participation in the Plan at any time.

3.2. COMMENCEMENT OF PARTICIPATION. An Eligible Employee shall become a Participant in the Plan when the Eligible Employee is first credited with any amount pursuant to Section 4.

3.3. TERMINATION OF PARTICIPATION. A person shall cease to be a Participant as soon as all amounts credited to the Participant's Account have been paid in full.

3.4. OVERRIDING EXCLUSION. Notwithstanding anything apparently to the contrary in this Plan Statement or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or herself or his or her survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in this Plan at any time. If any person not so defined has been erroneously treated as a Participant in this Plan, upon discovery of such error such person's erroneous participation shall immediately terminate AB INITIO and upon demand such person shall be obligated to reimburse the Company for all amounts erroneously paid to him or her.


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                                    SECTION 4

                           DEFERRED STOCK UNIT AMOUNTS

4.1. DEFERRAL ELECTIONS. An Eligible Employee may file with the Committee a Deferral Election as to any option to buy Common Stock granted to such Eligible Employee by the Company, subject to the following:

         (a) Except as provided in subsection (f) below and subject to the modifications described in Sections 5.3 and 5.5, a Deferral Election shall be irrevocable once it has been filed with the Committee.

         (b) Deferral Elections may only be made with respect to options whose exercise price may be paid in shares of Common Stock, and shall obligate the Eligible Employee making the Deferral Election to pay the exercise price and any tax withholding required at the time of exercise by attestation to the ownership of shares of Common Stock that the Eligible Employee has owned for at least six months and that have not been used to exercise another option for at least six months.

         (c) Each Deferral Election shall specify the time and manner in which distribution of the portion of the Participant's Account attributable to that Deferral Election shall be made; provided, however, that distribution may not commence prior to the first anniversary of the Exercise Date of the option that is subject to the Deferral Election.

         (d) Nothing in this Plan shall be deemed to extend the period during which stock options may be exercised, or to otherwise alter the terms of any stock option.

         (e) Deferral Elections must be made on forms approved by the Committee, must be made at such time as the Committee shall determine but not less than twelve months prior to the Exercise Date with respect to those options, and shall conform to such other procedural and substantive rules as the Committee shall make.

         (f) Any Deferral Elections with respect to options that have not been exercised shall become null and void upon an Eligible Employee's Termination of Employment.

4.2. DEFERRED STOCK UNITS. As of each Exercise Date, a Participant's Account shall be credited with the number of Deferred Stock Units equal to the difference between (a) and (b):


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         (a)      The number of shares of Common Stock obtained by exercise of the option being exercised; and

         (b) The number of shares of Common Stock required to pay both the exercise price of the option being exercised and any required tax withholding.

4.3. DISCRETIONARY CREDITS. In the event of any change in the outstanding shares of common stock of the Company by reason of any stock split or stock dividend in the form of a split, the Committee shall adjust the number of Deferred Stock Units in a Participant's Account so that such number equals the number of Deferred Stock Units in the Account prior to the event, multiplied by a fraction, the denominator of which is the number of Deferred Stock Units in the Account prior to the event, and the numerator of which is the number of shares of Common Stock the Participant would have had after the event if the Participant had shares of Common Stock immediately prior to the event equal in number to the number of Deferred Stock Units in the Participant's Account immediately prior to the event. In the event of any dividend (other than a stock dividend in the form of a split), recapitalization, merger, consolidation, spinoff, reorganization, combination or exchange of shares or other similar corporate change, then if the Committee, or the board of directors of a successor corporation, shall determine, in its sole discretion, that such change equitably requires an adjustment in the number of Deferred Stock Units then held in the Participant's Account, such adjustment shall be made by the Committee or said board and shall be conclusive and binding for all purposes of the Plan.

4.4. DIVIDEND CREDITS. The number of Deferred Stock Units in a Participant's Account shall be automatically increased as of each Common Stock dividend payment date in an amount equal to the number of shares of Common Stock that could be purchased on such dividend payment date with the cash dividends that would be paid on a number of shares of Common Stock equal to the number of Deferred Stock Units in the Participant's Account on the record date for such dividend.

4.5. VESTING. The Accounts of all Participants shall be 100% Vested at all times.


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                                    SECTION 5

                           TIME AND MANNER OF PAYMENTS

5.1. TIME OF PAYMENT. Payment of a Participant's Account under the Plan will commence as soon as administratively feasible following the occurrence of the earliest of the following events:

         (a)      death

         (b)      Disability, or

         (c) the date of distribution selected by the Participant in writing at a time and on a form prescribed by the Committee (i.e., in the Participant's Deferral Election).

In no event, however, may payment of the portion of a Participant's Account attributable to a particular option exercise begin less than one year after the Exercise Date with respect to that option exercise.

5.2. MANNER OF PAYMENT. A Participant's Account will be paid to the Participant in either a single lump sum payment or in annual installments of not more than fifteen (15) years. The Participant must elect a manner of payment at the time the Participant elects his or her date of distribution pursuant to Section 5.1(c). In the event no election was made by a Participant, payment shall be made in a single lump sum. Payment shall be made exclusively in the form of shares of Common Stock and cash for any fractional shares. For purposes of determining any cash payment and any tax withholding on a payment, the value of Common Stock will be the market price of such Common Stock as of the close of business on the day prior to the date as of which the payment is made.

5.3. CHANGES IN TIME AND MANNER OF PAYMENT. Notwithstanding the foregoing, a Participant may make a new election concerning selection of the time and form of payment authorized pursuant to this Section 5.3 (the "New Election") in accordance with the following terms and conditions, unless waived or modified by the Committee:

         (a) A New Election shall only be permitted once and must be made and become effective as hereinafter provided, if at all, prior to the Participant's Termination of Employment, death or Disability, whichever happens first;

         (b) A New Election shall become effective twelve months after it is received by the Company;

         (c) A New Election shall be subject to the limitations described in Section 4.1(a) through (f); and


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         (d)      If any of the events set forth in Section 5.1 of the Plan
                  occur prior to the effective date of a New Election with respect to previously credited deferrals, then payments shall be paid hereunder to or with respect to the Participant according to the elections in effect at the time of the event.

5.4. CHANGE IN CONTROL DISTRIBUTIONS. Notwithstanding any other provision of this Section 5, a Participant or Beneficiary will receive a distribution of his or her entire Account if a Change in Control occurs. Distribution of the entire Account shall be made on the date of the Change in Control. Such distribution shall be made in a single lump sum stock distribution.

5.5. ACCELERATION OF PAYMENTS.

         5.5.1. WHEN AVAILABLE. A Participant or Beneficiary who is receiving installments may receive an accelerated payment of his or her entire Account (after reduction for the forfeiture described in Section 5.5.2). To receive such an accelerated payment, the Participant or Beneficiary must file a written payment application with the Committee. Payment of the accelerated payment (after reduction for the forfeiture described in Section 5.5.2) shall be made as soon as administratively feasible following the approval of a completed application by the Committee. Such accelerated payment shall be made in a lump sum cash payment. The amount of the accelerated payment shall be equal to the value of the Account as of such distribution date (after reduction for the forfeiture described below).

         5.5.2. FORFEITURE. Upon the approval of an accelerated payment, there shall be irrevocably forfeited from the Account of the Participant or Beneficiary an amount equal to six percent (6%) of the Account. In addition, if the Participant is an active employee at the time of the accelerated payment, the Participant will not be an Eligible Employee under this Plan for two (2) years following such accelerated payment.

5.6. DEATH BENEFIT. In the event of a Participant's death, the Company shall pay the amount of the Participant's Account as of the date of death (as adjusted from time to time pursuant to Section 4.4) in a lump sum or in installments, as previously elected by the Participant, to the Participant's designated Beneficiary as soon as administratively feasible. In the event no election was made by the Participant, payment shall be in a single lump sum.

5.7. BENEFICIARY DESIGNATION. A Participant shall submit to the Company upon initial designation as an Eligible Employee in the Plan, and at such other times as the Participant desires, on a form provided by the Committee, a written designation of the beneficiary or beneficiaries to whom payment of the Participant's Account under the Plan shall be made in the event of the Participant's death. Beneficiary designations shall become effective only when received by the Company. Beneficiary designations first received by the Company after the Participant's death, and any designations in effect at the time a valid subsequent designation is received by the Company, shall be invalid and have no effect.


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                                    SECTION 6

                          DEFERRED STOCK UNIT ACCOUNTS

6.1. PARTICIPANT ACCOUNTS. The Committee shall cause a bookkeeping account to be kept in the name of each Participant which shall reflect the Deferred Stock Units credited to a Participant.

6.2. CHARGES AGAINST ACCOUNTS. There shall be charged against each Participant's bookkeeping account any payments made to the Participant or the Participant's Beneficiary in accordance with Section 5.


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                                    SECTION 7

                                     FUNDING

7.1. FUNDING. The Company and its Affiliates shall be responsible for paying all benefits due hereunder. For the purpose of facilitating the payment of benefits due hereunder, the Company may (but shall not be required to) establish and maintain a grantor trust pursuant to an Agreement between the Company and a trustee selected by the Company; provided, however, that any such grantor trust must be structured so that it does not result in any federal income tax consequences to any Participant until distributions under Section 5 are actually received. The Company may contribute to a grantor trust thereby created such amounts as it may from time to time determine.

7.2. CORPORATE OBLIGATION. Neither the officers nor any member of the Board of Directors of the Company or any of its Affiliates in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at anytime to payments hereunder shall look solely to the assets of the Company and its Affiliates for such payments as an unsecured, general creditor. Nothing herein shall be construed to give a Participant, Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future. After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Company and its Affiliates in connection with this Plan.


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                                    SECTION 8

                                 ADMINISTRATION

8.1. AUTHORITY. The Plan shall be administered by the Committee, which shall have full discretionary power and authority to administer and interpret the Plan and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amount of their respective interests. The Committee may delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or employees of the Company, such functions assigned to the Committee hereunder as it may from time to time deem advisable. Until withdrawn or redelegated by the Committee, all of the Committee's power and authority under this Section 8.1 shall be deemed delegated to the Company's Vice President in charge of executive compensation, excluding only the power and authority to act in such a way as would materially increase the cost of the Plan.

8.2. LIABILITY. No member of the Committee and no director or member of the management of the Company or its Affiliates shall be liable to any persons for any actions taken under the Plan, or for any failure to effect any of the objective or purposes of the Plan, by reason of insolvency or otherwise.

8.3. PROCEDURES. The Committee may from time to time adopt such rules and procedures as it deems appropriate to assist in the administration of the Plan.

8.4. CLAIM FOR BENEFITS. No employee or other person shall have any claim or right to payment of any amount hereunder until payment has been authorized and directed by the Committee.

8.5. CLAIMS PROCEDURE. Until modified by the Committee, the claims procedure set forth in this Section 8.5 shall be the claims procedure for the resolution of disputes and disposition of claims arising under the Plan.

         8.5.1. ORIGINAL CLAIM. Any employee, former employee, or Beneficiary of such employee or former employee may, if the employee, former employee or Beneficiary so desires, file with the Committee a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

         (a)      the specific reasons for the denial,

         (b) the specific references to the pertinent provisions of this Plan on which the denial is based,


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         (c)      a description of any additional material or information
                  necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

         (d) an explanation of the claims review procedure set forth in this Section.

         8.5.2. CLAIMS REVIEW PROCEDURE. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days (120) from the date the request for review was filed) to reach a decision on the request for review.

         8.5.3. GENERAL RULES.

         (a) No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

         (b) All decisions on original claims shall be made by the Committee and requests for a review of denied claims shall be made by the Committee.

         (c) The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

         (d) Claimants may be represented by a lawyer or other representative at their own expense, but the Committee reserves the right to require the claimant to furnish written authorization. A claimant's representative shall be entitled to copies of all notices given to the claimant.

         (e) The decision of the Committee on an original claim or on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

         (f) Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant's representative shall have a reasonable opportunity to review a copy of this Plan Statement and all other pertinent documents in the possession of the Company and its Affiliates.

8.6. PAYMENTS UPON IMPOSITION OF FEDERAL OR STATE TAXES. If any Participant is determined to be subject to federal or state income tax on any amount accrued on his or her behalf under this Plan prior to the time of payment hereunder, federal or state taxes attributable to the amount determined to be so taxable shall be distributed by the Plan to such Participant. An amount accrued on his or her behalf under this Plan shall be determined to be subject to federal income tax upon the earliest of:

                  (i) a final determination by the United States Internal Revenue Service addressed to the Participant which is not appealed to the courts;

                  (ii) a final determination by the United States Tax Court or any other Federal Court affirming any such determination by the Internal Revenue Service; or

                  (iii) an opinion by the Tax Counsel of the Company, addressed to the Company that, by reason of Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, amounts accrued on a Participant's behalf hereunder are subject to federal or state income tax prior to payment.

The Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the Internal Revenue Service or by any state revenue authority against any Participant, including attorney fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Internal Revenue Service, by any state revenue authority or by a lower court. The Company also agrees to reimburse any Participant for any interest or penalties in respect of federal or state tax claims hereunder upon receipt of documentation of same. The Participant agrees to cooperate with the Company in connection with any tax audit.

8.7. LEGAL FEES. If the Company does not pay the benefits required under the terms of the Plan for reasons other than the insolvency of the Company, the Company agrees to reimburse any Participant for all legal fees incurred in enforcing his or her claim to benefits under the Plan.

8.8. ERRORS IN COMPUTATIONS. The Committee shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any Beneficiary to whom such benefit shall be payable, directly or indirectly, to the Committee, and used by the Committee in determining the benefit. The Committee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

                                    SECTION 9

                                  MISCELLANEOUS

9.1. NOT AN EMPLOYMENT CONTRACT. This Plan is not and shall not be deemed to constitute a contract of employment between the Company and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in the Company's employ or in any way limit or restrict the Company's right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon the employee as a Participant in the Plan.

9.2. NONTRANSFERABILITY. A Participant's rights and interest under the Plan, including amounts payable, may not be assigned, alienated, pledged or transferred except, in the event of a Participant's death to his Beneficiary. No benefit payable under this Plan shall be subject to attachment, garnishment, execution following judgment or other legal process before actual payment to the Participant or Beneficiary.

9.3. TAX WITHHOLDING. The Company shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by the Company under applicable law with respect to any amount payable under the Plan. The Participant shall not be liable for any tax withholding.

9.4. EXPENSES. All expenses of administering the Plan shall be borne by the Company.

9.5. GOVERNING LAW. Except to the extent that federal law is controlling, the Plan shall be construed and enforced in accordance with and governed by the laws of the State of Minnesota.

9.6. AMENDMENT AND TERMINATION. The Company reserves the power to unilaterally amend this Plan at any time, either prospectively or retroactively or both:

         (a)      in any respect by resolution of its Board of Directors; and

         (b) in any respect that does not materially increase the cost of the Plan by action of the Committee (with the written concurrence of the Chief Executive Officer of the Company).

The Committee may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits in the future and persons already receiving benefits at the time of such action; provided, however, that the Committee may not amend or terminate the Plan with respect to benefits that have accrued and are vested pursuant to Section 4 in any manner that reduces the amount of such benefits or alters the effect of any Participant election previously filed with the Company. No modification of the terms of this Plan shall be effective unless it is in writing and signed on behalf of the Company by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of this Plan shall be effective to amend the Plan.

9.7. RULES OF INTERPRETATION. The titles given to the various sections of this Plan are inserted for convenience of reference only and are not part of this Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. This Plan shall be construed and this Plan shall be administered to create an unfunded plan providing deferred compensation to a select group of management or highly compensated employees so that it is exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA and qualifies for a form of simplified, alternative compliance with the reporting and disclosure requirements of Part 1 of Title I of ERISA.


Date:                                  DONALDSON COMPANY, INC.
      ------------------

                                       By
                                          --------------------------------------
                                          Chief Executive Officer